QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

[ARMANINO MCKENNA LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130756) and on Form S-3 (No. 333-145544) of Aviza Technology, Inc. of our report dated December 9, 2008, with respect to the consolidated balance sheet of Aviza Technology, Inc. and subsidiaries as of September 26, 2008, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the year then ended, and the related financial statement schedule, which report appears in the September 26, 2008 annual report on Form 10-K of Aviza Technology, Inc.

/s/ ARMANINO MCKENNA LLP ARMANINO McKENNA LLP

San Ramon, California
December 9, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM